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                                 INDEMNITY AGREEMENT



     This Indemnity Agreement ("Agreement") is made as of January ___, 1998, by and between Hawker Pacific Aerospace, a California corporation (the "Corporation"), and ___________ ___________________________, an individual
(the "Indemnitee"), a director and/or officer of the Corporation.

                                   R E C I T A L S

     A. The Corporation and the Indemnitee recognize that the interpretation of statutes, regulations, court opinions and the Corporation's Articles of Incorporation and bylaws is too uncertain to provide the Corporation's officers and directors with adequate guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Corporation.

     B. The Corporation and the Indemnitee are aware of the substantial increase in the number of lawsuits filed against corporate officers and directors.

     C. The Corporation and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, may impose substantial economic hardship upon the Corporation's officers and directors.

     D. The Corporation and the Indemnitee recognize that the legal risks, potential liabilities and expenses of defense associated with litigation against officers and directors arising or alleged to arise from the conduct of the affairs of the Corporation are frequently excessive in view of the amount of compensation received by the Corporation's officers and directors, and thus may act as a significant deterrent to the ability of the Corporation to obtain experienced and capable officers and directors.

     E. Section 317 of the California General Corporation Law, which sets forth certain provisions relating to the indemnification of officers and directors (among others) of a California corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     F. In order to induce capable persons such as the Indemnitee to serve or continue to serve as officers or directors of the Corporation and to enable them to perform their duties to the Corporation secure in the knowledge that certain


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expenses and liabilities that may be incurred by them will be borne by the
Corporation, the Board of Directors of the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and the Indemnitee in lieu of this Agreement, that the following Agreement is in the best interests of the Corporation and its shareholders.

     G. The Corporation desires to have the Indemnitee serve or continue to serve as an officer and/or director of the Corporation, and the Indemnitee desires to serve or continue to serve as an officer and/or director of the Corporation provided, and on the express condition, that he is furnished with the indemnity set forth below.

                                  A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Corporation and the Indemnitee agree as follows:

     1. CONTINUED SERVICE. The Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as he is duly elected or appointed or until such time as he resigns in writing, subject to the terms of any applicable employment agreement.

     2.   DEFINITIONS.

          (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal or administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under or predicated upon the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts or any rule or regulation promulgated thereunder, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director and/or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any indemnified liability or reimbursable expense is incurred.

          (b) The term "Expenses" shall include, but shall not be limited to, damages, judgments, fines, settlements and charges, costs, expenses of investigation and expenses of


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defense of legal actions, suits, proceedings or claims and appeals therefrom, and expenses of appeal, attachment or similar bonds. "Expenses" shall not include any judgments, fines or penalties actually levied against the Indemnitee which the Corporation is prohibited by applicable law from paying.

     3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. Subject to Paragraph 8, the Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee is a party to, threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by the Corporation itself to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined, pursuant to Paragraph 7 or by the court before which such action was brought, that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith or in a manner that he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

     4.   INDEMNITY IN PROCEEDINGS BY OR IN THE NAME OF THE CORPORATION.
Subject to Paragraph 8, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any Proceeding by or in the name of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but only if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and its shareholders; provided, however, that no indemnification for Expenses shall be made under this Paragraph 4 with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding is brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is


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fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     6. ADVANCES OF EXPENSES. Expenses incurred by the Indemnitee pursuant to Paragraphs 3 and 4 in any Proceeding shall be paid by the Corporation in advance of the determination of such Proceeding at the written request of the Indemnitee, if the Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification.

     7. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification or advance under Paragraph 3, 4 or 6 shall be made no later than 30 days after receipt of the written request of the Indemnitee therefor, unless a determination is made within said 30-day period by (a) the Board of Directors of the Corporation by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceedings, or (b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

     The right to indemnification or advances as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Corporation shall bear the burden of proving that indemnification or advances are not appropriate. The failure of the Corporation to have made a determination that indemnification or advances are proper in the circumstances shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

     8.   INDEMNIFICATION HEREUNDER NOT EXCLUSIVE.

          (a) Notwithstanding any other provision of this Agreement, the Company shall not indemnify Indemnitee for any act or omission or transactions for which indemnification is expressly prohibited by Section 204(a)(11) of the California General Corporation Law.


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          (b)  The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Corporation's Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director or officer, and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

     9. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of his Expenses actually and reasonably incurred by him in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

     10. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be revised to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

     12. NOTICES. The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation written notice as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Hawker Pacific Aerospace 11240 Sherman Way, Sun Valley, California 91352, Attention: President (or at such other address or to the attention of such other person as the Corporation shall designate in writing to the Indemnitee). Notices to the Indemnitee shall be sent to the Indemnitee at the address set forth after his name on the signature page of this Agreement (or at such other add-


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resses the Indemnitee shall designate in writing to the Corporation).

                                       HAWKER PACIFIC AEROSPACE



                                       By:
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                                          Title:
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                                       INDEMNITEE


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                                       (Print Name)



                                       Address:
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